Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 145 to Registration Statement No. 33-26305 on Form N-1A of our report dated November 24, 2010, relating to the financial statements and financials highlights of BlackRock Global Opportunities Portfolio, BlackRock International Opportunities Portfolio, BlackRock U.S. Opportunities Portfolio, BlackRock Health Sciences Opportunities Portfolio and BlackRock Science & Technology Opportunities Portfolio, each a series of BlackRock Funds, appearing in the Annual Report on Form N-CSR of BlackRock Funds for the year ended September 30, 2010, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Financial Statements” in the Statement of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
January 26, 2011